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                                                                   EXHIBIT 10.28

                                    TERM NOTE

USD 2,000,000 Maximum                                          February 20, 2002

          FOR VALUE RECEIVED, the undersigned, Antares Pharma, Inc., a Minnesota corporation with its principal office located at 707 Eagleview Blvd., Suite 414, Exton, Pennsylvania, 19341 (the "Maker"), hereby promises to pay to the order of Dr. Jacques Gonella, an individual residing at Hauptstrasse 16, 4132 Muttenz, Switzerland (the "Holder"), the principal amount of all advances made by Holder to Maker (each such event, an "Advance"), including those set forth on Exhibit A
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hereto, on the Maturity Date. The maximum principal amount Holder shall Advance hereunder shall be USD 2,000,000 and all such Advances shall be made in increments of USD 1,000,000. Upon each Advance, Maker and Holder shall execute the Acknowledgement attached hereto as Exhibit B. "Maturity Date" means the
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earlier of (i) August 20, 2002, or (ii) the closing of a private placement of equity by Maker that nets Maker USD 5,000,000 in proceeds.

         Maker promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such amount is paid in full, at the three (3) month Euribor Rate (Euro Interbank Offered Rate, as published by Bridge-Telerate) as of the date of each Advance hereof, plus 5%.

         All Payments by Maker under this Note shall be (i) made in lawful money of the United States of America without set-off, deduction or counterclaim of any kind whatsoever, (ii) credited first to amounts for late charges, if any, second to amounts for Holder's costs of enforcing this Note, if any, third to any accrued interest, including interest on interest, under this Note and finally to the principal balance under this Note, and (iii) deemed paid by Maker upon their actual receipt by Holder. All payments of interest or principal shall be made outside of the United States and its possessions, at the place indicated above or at such places abroad reasonably determined by the Holder. Interest for any period less than one year shall be calculated on the basis of 1/360th of one year's interest multiplied by the number of days during such period. The principal amount and interest due on this Note may be prepaid at any time, in whole or in part, without premium or penalty.

         All interest under this Note shall, from its due date until it is paid, bear interest at the interest rate set forth above. If any amount of interest and/or principal under this Note is not received by Holder within 10 (ten) days after written notice to Maker of Default, then, without any requirement for additional notice to Maker, Maker shall immediately pay to Holder an additional sum of 4 (four) percent of such overdue amount as a late charge. Such late charge represents a fair and reasonable estimate of the costs that Holder will incur by reason of any late payment by Maker. Acceptance of such late charge by Holder shall not constitute a waiver of Maker's default with respect to such overdue amount, nor prevent Holder from exercising any of the other rights and remedies available to Holder under this Note.

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         The occurrence of any of the following shall constitute an "Event of
Default" under this Note:

         (a) Maker shall fail to pay when due any amounts owing pursuant to this Note;

         (b) Maker shall (i) voluntarily commence any proceeding or file any petition seeking relief under the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, liquidation, or similar law, (ii) consent to the institution of, or fail to contravene in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for it or for a substantial part of its property or assets, (iv) file an answer admitting the material allegations of a petition filed against any it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due, or (vii) take any action for the purpose of effecting any of the foregoing;

         (c) An involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Maker, or of a substantial part of the property or assets of Maker, under the United States Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for Maker or for a substantial part of the property of Maker; and such proceeding or petition shall continue undismissed for thirty (30) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for thirty (30) days;

         In the event of any such Event of Default, and at any time thereafter, all amounts owing pursuant to this Note to be immediately due and payable in full and may exercise any and all rights and remedies available to Holder pursuant to this Note or under applicable law.

         Failure to record any advance on Exhibit A hereto shall not affect the
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rights of Holder hereunder, and all such Advances, whether recorded on Exhibit A
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or not, shall constitute an Advance made hereunder. Nothing herein shall be construed as a commitment to lend by Holder or otherwise require Holder to advance funds to Maker, and the making of any Advance shall be at the sole discretion of the Holder.

         Whenever Maker or Holder shall desire to give or serve any notice, demand, request or other communication with respect to this Note, each such notice, demand, request or other communication shall be in writing and shall be deemed to have been given if sent by hand delivery, overnight courier or certified mail, postage prepaid, addressed to the Maker or Holder at the addresses set forth in the first paragraph of this Note.

         The Maker hereby (a) waives demand, presentment for payment, notice of nonpayment, protest and notice of protest and all other notices, and (b) waives diligence in collecting this Note. In the event the interest reserved in this
Note is ever determined to be usurious, it shall

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automatically be adjusted, ab initio, to a rate and/or amount which was the highest permitted by law at the time the Note was made, and the indebtedness evidenced hereby, subject to such adjustment, shall remain in full force and effect.

         The prevailing party to this Note shall be entitled to recover from the unsuccessful party to this Note all costs, expenses and actual attorney's fees relating to the enforcement or interpretation of, or any litigation or arbitration relating to, this Note.

         This Note may be modified only by a writing executed by the party to this Note against whom enforcement of such modification is sought.

         This Note shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Note. Nothing in this Paragraph shall create any rights enforceable by any person not a party to this Note, except for the rights of the successors-in-interest and assigns of each party to this Note, unless such rights are expressly granted in this Note to other specifically identified persons.

         Time and strict and punctual performance are of the essence with respect to each provision of this Note.

         This Note shall be governed by the laws of the State of Minnesota, exclusive of the conflicts of law provisions thereof.

                                           ANTARES PHARMA, INC.


                                           By: /s/ Roger G. Harrison
                                              ----------------------------------
                                           Its: CEO and President
                                               ---------------------------------

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